Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221432) and Form S-8 (Nos. 333-237279, 333-226152, 333-220833, 333-213363, 333-206041 and 333-201551) of Viveve Medical, Inc. of our report dated March 18, 2021 relating to the consolidated financial statements of Viveve Medical, Inc., which appears in this Annual Report on Form 10-K.

/s/  BPM LLP

San Jose, California

March 18, 2021